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                                                                    EXHIBIT 11.1

                    ADVANCED AERODYNAMICS & STRUCTURES, INC.
                                   FORM SB-2
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


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                                                  FOR THE        FOR THE          FOR THE            FOR THE
                                                YEAR ENDED     YEAR ENDED    NINE MONTHS ENDED  NINE MONTHS ENDED
                                               DECEMBER 31,   DECEMBER 31,     SEPTEMBER 30,      SEPTEMBER 30,
                                                   1994           1995             1995               1996
                                               -------------  -------------  -----------------  -----------------
Net loss.....................................  $  (2,767,000) $  (1,688,000)   $  (1,270,000)     $  (1,726,000)
                                               -------------  -------------  -----------------  -----------------

Weighted average number of Class B common
 stock shares outstanding....................      2,000,000      2,000,000        2,000,000          2,000,000

Common stock equivalents from the issuance of
 Bridge Warrants computed using the treasury
 stock method................................      1,400,000      1,400,000        1,400,000          1,400,000
                                               -------------  -------------  -----------------  -----------------

Weighted average number of shares
 outstanding.................................      3,400,000      3,400,000        3,400,000          3,400,000
                                               -------------  -------------  -----------------  -----------------
                                               -------------  -------------  -----------------  -----------------

Net loss per share...........................  $       (0.81) $       (0.50)   $       (0.37)     $       (0.51)
                                               -------------  -------------  -----------------  -----------------
                                               -------------  -------------  -----------------  -----------------
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